EXHIBIT 10.ff

                                                                 PROMISSORY NOTE
--------------------------------------------------------------------------------

$10,000,000                                      Funding Date:  December 4, 1998

         FOR VALUE RECEIVED, AZURE INVESTMENTS, INC., a Panama corporation ("Maker"), promises to pay to the order of KEYCORP LEASING, A DIVISION OF KEY CORPORATE CAPITAL INC. ("Holder"), the sum of Ten Million U.S. Dollars ($10,000,000 U.S.) in lawful money of the United States of America (the "Principal"), with interest thereon as hereafter provided ("Interest"), to be paid in the manner set forth herein. This Promissory Note ("Note") is executed pursuant to that certain Loan and Security Agreement (the "Security Agreement") and that certain First Preferred Marine Mortgage, each dated as of December 4, 1998, between Maker and Holder.

1. INTEREST RATE; PLACE OF PAYMENT. Interest on the balance of the Principal outstanding on this Note shall accrue from the Funding Date of this Note and shall be due and payable at a rate of the Prime Rate plus 80 basis points per annum (the "Interest Rate"), which rate shall be immediately and correspondingly adjusted (pursuant to paragraph 2(b) hereof) with each change in the Actual Index (as hereinafter defined). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payment of the Principal and Interest hereunder shall be made to Holder at P.O. Box 1865, Albany, New York 12201-1865, or at such other place as Holder may designate from time to time in writing. Holder reserves the right to require payment on this Note to be made by wired federal funds or other immediately available funds.

2. REPAYMENT TERMS. (a) The Principal and Interest shall be due and payable in ninety-six (96) consecutive monthly installments payable in arrears. Principal and Interest shall be as set forth in the amortization schedule attached hereto as SCHEDULE 1, which payments shall be adjusted pursuant to paragraph 2(b). Each monthly payment shall also include accrued Interest on the outstanding Principal balance. Monthly payments of Principal and Interest shall commence and be due and payable on the date which is the first business day of the month after the Funding Date and on the same day of each month thereafter (each, a "Note Payment Date"). In addition, Maker will pay a late payment charge of five percent (5%) of any payment due hereunder that is not paid within five (5) business days after the date due hereunder.

         (b) Maker and Holder agree that each Note payment hereunder shall be increased or decreased (but not below zero), as the case may be, by the Rate Differential (as hereinafter defined) as follows: if, as of any Note Payment Date, (i) the Rate Differential is greater than zero, the amount due on such Note Payment Date shall be increased by such Rate Differential, and (ii) the Rate Differential is less than zero, the amount of the Note Payment due on such Note Payment Date shall be decreased by such Rate Differential.

         (c) As used herein, the following terms shall have the respective meanings indicated below:

                  (1) "Assumed Index" shall mean eight and one half percent (8.5%).

                  (2) "Actual Index" shall mean, as of the date of determination, the "prime rate" announced in THE WALL STREET JOURNAL, published on such day, or if THE WALL STREET JOURNAL is not published on such day, then the "prime rate" announced in the most recently published edition of THE WALL STREET JOURNAL. If the Actual Index is no longer available, Holder will choose a new index which is based upon comparable information and will give Maker notice of such new "Actual Index."

                  (3) "Daily Equivalent" shall mean, as of the date of determination, the product of the following formula:

================================================================================
DAILY EQUIVALENT = ACTUAL INDEX - ASSUMED INDEX X NET INVESTMENT BALANCE
                   ----------------------------
                                   360
================================================================================

                  (4) "Net Investment Balance" shall mean, as of the date of determination, the outstanding balance (initially calculated using the Assumed Index plus 80 basis points) reflected on Holder's lease accounting system (which assumes a 360-day year consisting of twelve 30-day months), for the Note Payment Date immediately preceding such day or, if such day is a Note Payment Date, for such Note Payment Date.

                  (5) "Rate Differential" shall mean, with respect to any Note Payment Date, the sum of all Daily Equivalents (calculated on the basis of a 360-day year consisting of twelve 30-day months) for the 30-day month to which such Note Payment Date relates.

3. SECURITY. Payment of the Principal and Interest hereunder, and the performance and observance by Maker of all agreements, covenants and provisions contained herein, are secured by a first priority security interest in the Collateral.

4. PREPAYMENT. Maker may not prepay, in whole or in part, the Principal outstanding hereunder; PROVIDED, HOWEVER that Maker may prepay, in whole but not in part, the Principal outstanding hereunder by paying to Holder such outstanding Principal, together with all accrued and unpaid interest thereon, plus a prepayment premium ("Prepayment Premium") equal to five percent (5%) of the amount prepaid if such prepayment shall occur during months one through twelve (1-12); three percent (3%) if the prepayment occurs during months thirteen through twenty-four (13-24); two percent (2%) if the prepayment occurs during months twenty-five through thirty-six (25-36); one percent (1%) if the prepayment occurs during months thirty-seven through forty-eight (37-48). There shall be no Prepayment Premium for prepayment after the forty-eighth (48th) month.

5. TRANSFER OR ASSIGNMENT. Holder may at any time assign or otherwise transfer or negotiate this Note in whole or in part, without any notice to Maker. The rights and obligations of Maker may not be assigned or delegated.

6. APPLICATION OF PAYMENTS. Prior to an Event of Default, each payment received on this Note shall be applied first to all costs of collection, then to unpaid late payment charges (if any) and Prepayment Premium (if any) hereunder, then to Interest as of the payment due date and the balance, if any, to the outstanding Principal as of the date received. Upon the occurrence, and during the continuance, of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral when received by Holder in cash or its equivalent, will be applied first to costs of collection and, thereafter, in reduction of the Secured Obligations in such order and manner as Holder may direct in its sole discretion, and Maker irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that Holder shall have the continuing and exclusive right to apply any and all such payments and proceeds in the Holder's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

7. WITHHOLDING TAXES. Each payment to be made by Maker under this Note shall be made free and clear of, and without deductions or withholding of, or on account of, any present or future taxes, duties, assessments or charges of whatsoever nature together with any liabilities (including penalties, interest and expenses) in respect thereof imposed or levied on or on behalf of the government of the Republic of Panama or any political subdivision thereof or any authority or agency thereof having the power to tax ("Panama Withholding Taxes"). If the payment of Panama Withholding Taxes is required, Maker shall either: (i) pay any such additional amount to Holder as may be necessary to ensure that Holder receive and retain a net sum after such deduction, withholding or payment of Panama Withholding Taxes, equal to the sum that Holder would have received and retained had no such deduction or withholding of Panama Withholding Taxes been made or required to be made and promptly deliver to Holder the forms prescribed by the relevant authority of such Panama Withholding Taxes; or (ii) pay the full amount of Panama Withholding Taxes due to the relevant authority within the time provided thereunder, or within ten (10) days of demand therefore by Holder, in accordance with Applicable Law, without recourse against Holder, and deliver to Holder proof of payment of such Panama Withholding Taxes within twenty (20) days of demand therefor by Holder. Maker hereby agrees to indemnify and hold harmless Holder on an after-tax basis, for any Panama Withholding Taxes that become payable and/or are paid by Holder in respect of any payment made by Maker under this Note. Holder shall promptly notify Maker of any Panama Withholding Taxes in respect of which it has paid or received an assessment or reassessment from any Panama taxing authority and for which Maker is required to indemnify Holder and of the amount payable to Holder by Maker, and Maker shall indemnify Holder within ten (10) days of the receipt of such notice. Holder shall reasonably determine the amount payable to it.

8. EVENTS OF DEFAULT. (a) Maker shall be in default if any of the following happens (each an "Event of Default"): (1) Maker fails to make any installment of the Principal or Interest, or any other payment due and owing, under this Note within ten (10) business days after the same becomes due and payable; or (2) Maker fails to perform any other obligation required to be performed by Maker under this Note, the Security Agreement or any of the other Loan Documents for thirty (30) days after written notice from Holder of such failure; or (3) any representation, warranty or other statement by Maker in this Note is false or misleading in any material respect; (4) an Event of Default has occurred and is continuing under the Security Agreement; or, (5) an Event of Default has occurred and is continuing under the First Preferred Marine Mortgage.

         (b) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default: (i) Holder may declare the entire outstanding balance of the Principal, together with all accrued and unpaid Interest thereon, immediately due and payable without notice or demand, which amounts shall, together with all other sums due hereunder, accrue interest from such acceleration until the date of actual payment at the Default Rate (provided, however, that should there occur an Event of Default, and if a voluntary petition or involuntary petition (which is not dismissed within 60 days after filing) under the United States Bankruptcy Code is filed by or against Maker while such default remains uncured, the entire outstanding balance of the Principal automatically shall be accelerated and due and payable with interest thereon at the Default Rate), and Holder may exercise any and all of its remedies hereunder, under the other Loan Documents and under Applicable Law. The remedies of Holder provided herein, in the Security Agreement and under Applicable Law shall be cumulative and concurrent and may be pursued singly, successively or concurrently at the sole discretion of Holder and may be exercised as often as occasion therefor shall occur. The failure to exercise, or any delay in the exercise of, any right or remedy shall in no event be construed as a waiver, release or exhaustion of any such remedies.

9. COLLECTION COSTS. In addition to the Principal, Interest, Prepayment Premium (if any), and late payment charges (if any), Maker shall pay Holder on demand, and Holder shall be entitled to collect all costs and expenses of collection, including, without limitation, reasonable attorneys' fees, incurred in connection with enforcement of its rights and remedies hereunder and under the other Loan Documents, the protection or realization of the Collateral or in connection with Holder's collection efforts, or in connection with any bankruptcy or other judicial proceeding, whether or not suit on this Note or any foreclosure proceeding is filed. All such costs and expenses shall be payable on demand and, until paid, shall be Secured Obligations secured by the security interest granted under the Security Agreement and all other collateral, if any, held by Holder as security for Maker's obligations under this Note.

10. GOVERNING LAW; BINDING AGREEMENT. The provisions of this Note shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. THIS NOTE IS BEING EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

11. MORE THAN ONE SIGNER. If more than one person or entity signs this Note as a Maker, the obligations contained herein shall be deemed joint and several and all references to "Maker" shall apply both jointly and severally.

12. GENERAL. Maker represents and warrants that this Note evidences a loan for business or commercial purposes. Prior to signing this Note, Maker read and understood the provisions hereof, and agrees to all terms and conditions contained herein.

13. WAIVER. MAKER AND ALL ENDORSERS, SURETIES, AND GUARANTORS HEREOF HEREBY JOINTLY AND SEVERALLY WAIVE PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE THE MATURITY, NOTICE OF PROTEST AND PROTEST OF THIS NOTE. HOLDER AND MAKER HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION OR PROCEEDING TO WHICH HOLDER OR MAKER MAY BE PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY, OF THIS NOTE OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY HOLDER AND THE MAKER WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE AND THE OTHER LOAN DOCUMENTS.

14. USURY; PARTIAL INVALIDITY. (a) At no time shall the Interest Rate (or the Default Rate or other amounts paid or collected hereunder) exceed the highest rate allowed by applicable law for this type of loan. Should Holder ever collect interest at a rate that exceeds such applicable legal limit, such excess will be credited to the Principal.

         (b) Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this
Note in any other jurisdiction.

15. ACTIONS AND PROCEEDINGS. Any legal action or proceeding against Maker with respect to this Note may be brought in such of the courts of competent jurisdiction of the State of New York in the City of Albany or in the United States District Court for the Northern District of New York, as Holder or its successors and assigns may elect, and by execution and delivery of this Note, Maker irrevocably submits to the nonexclusive jurisdiction of such courts, and to appellate courts therefrom, and, in the case of any such legal action or proceeding brought in the above-named New York courts, Maker hereby irrevocably consents to the services of process by the mailing of copies thereof by registered mail, postage prepaid, to Maker at its address as provided in Paragraph 16 hereof, or by any other means permitted by Applicable Law. If it becomes necessary for the purpose of service of process out of any such courts, Maker shall take all such action as may be required to authorize a special agent to receive, for and on behalf of it, service of process in any such legal action or proceeding, and shall take all such action as may be necessary to continue said appointment in full force and effect so that Maker will at all times have an agent for service of process for the above purposes in New York, New York. To the extent permitted by Applicable Law, a final, unappealable judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of Maker to Holder) against Maker in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment. To the extent that Maker has or hereafter may acquire any immunity from jurisdiction of any of the above-named courts or from any Panama court or from any legal process therein, Maker hereby irrevocably waives such immunity, and Maker hereby irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts or in any Panama court: (i) the defense of sovereign immunity; (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts or any Panama court by reason of sovereign immunity or otherwise; (iii) that it or any of its property is immune from the above-described legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise), (iv) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Note or any other document evidencing the Loan may not be enforced in or by such courts; or (v) any defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to a final, unappealable judgment of any court having jurisdiction. Nothing in these provisions shall limit any right of Holder to bring actions, suits or proceedings in the courts of any other jurisdiction.

16. NOTICES. All notices and other communications under this Note shall be in writing and shall be addressed: (i) if to Maker, c/o Commodore Holdings Limited, 4000 Hollywood Boulevard, Suite 385-S, South Tower, Hollywood, Florida 33021; and (ii) if to Holder, KeyCorp Leasing, a Division of Key Corporate Capital Inc., 54 State Street, Albany, New York 12207, Attention: Account Manager, or such other address as either party hereto shall communicate to the other party at its address specified above. All such notices and other communications shall be deemed to have been duly given if delivered by hand, overnight courier or if sent by certified mail, return receipt requested, to the party to whom such notice is intended to be given, and shall be effective upon receipt.

17. FUNDING DATE. The Funding Date for this Note shall be the date on which Holder disburses funds hereunder. TO THE EXTENT THE FUNDING DATE IS LEFT BLANK ABOVE, OR DOES NOT REFLECT THE ACTUAL DATE THAT HOLDER DISBURSES FUNDS HEREUNDER, MAKER HEREBY AUTHORIZES HOLDER TO WRITE IN THE CORRECT DATE AT THE TIME OF DISBURSEMENT.

18. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Security Agreement.

  [The remainder of this page is intentionally blank. Signature page follows.]

         IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be duly executed on the day and year first above written.

MAKER:

AZURE INVESTMENTS, INC.

By:       /s/ Frederick A. Mayer
          ---------------------------------------------
          Name:      Frederick A. Mayer
          Title:     Attorney-in-fact

STATE OF NEW YORK          )
                           ) ss.
COUNTY OF NEW YORK         )

         On this 4th day of December, 1998, before me, a Notary Public in and for the State of New York, personally appeared Frederick A. Mayer, personally known to me (or provided to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the Attorney-in-fact of AZURE INVESTMENTS, INC., a Panama corporation, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                         /s/ Leslie Majer
                         -----------------------------------------------
                         NOTARY PUBLIC in and for the State of New York,
                         My appointment expires        October 31, 1999
                         Print Name       Leslie Majer

                                           SCHEDULE 1

Prepare Dec-02-1998 15:22 by                                    Ron Bruzdinski
Parameter filename                                                       azu01
Parameter path                                                  c:\ivory\prms\
Comment                                                                  Azure
Average life                                                       6,528 years
Average rate                                                       8.550000000


               STARTING                              DEBT                                                ENDING
   DATE        BALANCE            TAKEDOWNS          SERVICE          INTEREST       PRINCIPAL           BALANCE
Dec-04-98              0.00      10,000,000.00            0.00             0.00            0.00        10,000,000.00
                                 -------------    ------------       ----------      ----------
                                 10,000,000.00            0.00             0.00            0.00        10,000,000.00

Jan-04-99     10,000,000.00               0.00      112,916.67        71,250.00       41,666.67         9,958,333.33
Feb-04-99      9,958,333.33               0.00      112,619.79        70,953.12       41,666.67         9,916,666.66
Mar-04-99      9,916,666.66               0.00      112,322.92        70,656.25       41,666.67         9,874,999.99
Apr-04-99      9,874,999.99               0.00      112,026.04        70,359.37       41,666.67         9,833,333.32
May-04-99      9,833,333.32               0.00      111,729.17        70,062.50       41,666.67         9,791,666.65
Jun-04-99      9,791,666.65               0.00      111,432.29        69,765.62       41,666.67         9,749,999.98
Jul-04-99      9,749,999.98               0.00      111,135.42        69,468.75       41,666.67         9,708,333.31
Aug-04-99      9,708,333.31               0.00      110,838.54        69,171.87       41,666.67         9,666,666.64
Sep-04-99      9,666,666.64               0.00      110,541.67        68,875.00       41,666.67         9,624,999.97
Oct-04-99      9,624,999.97               0.00      110,244.79        68,578.12       41,666.67         9,583,333.30
Nov-04-99      9,583,333.30               0.00      109,947.92        68,281.25       41,666.67         9,541,666.63
Dec-04-99      9,541,666.63               0.00      109,651.04        67,984.37       41,666.67         9,499,999.96
                                 -------------    ------------       ----------      ----------
                                          0.00    1,335,406.29       835,406.25      500,000.04

Jan-04-00      9,499,999.96               0.00       98,541.61        67,687.50       30,854.11         9,469,145.85
Feb-04-00      9,469,145.85               0.00       98,541.61        67,467.66       31,073.95         9,438,071.90
Mar-04-00      9,438,071.90               0.00       98,541.61        67,246.26       31,295.35         9,406,776.55
Apr-04-00      9,406,776.55               0.00       98,541.61        67,023.28       31,518.33         9,375,258.22
May-04-00      9,375,258.22               0.00       98,541.61        66,798.71       31,742.90         9,343,515.33
Jun-04-00      9,343,515.33               0.00       98,541.61        66,572.55       31,969.06         9,311,546.26
Jul-04-00      9,311,546.26               0.00       98,541.61        66,344.77       32,196.84         9,279,349.42
Aug-04-00      9,279,349.42               0.00       98,541.61        66,115.36       32,426.25         9,246,923.17
Sep-04-00      9,246,923.17               0.00       98,541.61        65,884.33       32,657.28         9,214,265.89
Oct-04-00      9,214,265.89               0.00       98,541.61        65,651.64       32,889.97         9,181,375.92
Nov-04-00      9,181,375.92               0.00       98,541.61        65,417.30       33,124.31         9,148,251.61
Dec-04-00      9,148,251.61               0.00       98,541.61        65,181.29       33,360.32         9,114,891.29
                                 -------------    ------------       ----------      ----------
                                                  1,182,499.34       797,390.65      385,108.67

Jan-04-01      9,114,891.29               0.00       98,541.61        64,943.60       33,598.01         9,081,293.28
Feb-04-01      9,081,293.28               0.00       98,541.61        64,704.21       33,837.40         9,047,455.89
Mar-04-01      9,047,455.89               0.00       98,541.61        64,463.12       34,078.49         9,013,377.40
Apr-04-01      9,013,377.40               0.00       98,541.61        64,220.31       34,321.30         8,979,056.10
May-04-01      8,979,056.10               0.00       98,541.61        63,975.77       34,565.84         8,944,490.26
Jun-04-01      8,944,490.26               0.00       98,541.61        63,729.49       34,812.12         8,909,678.15
Jul-04-01      8,909,678.15               0.00       98,541.61        63,481.46       35,060.15         8,874,617.99
Aug-04-01      8,874,617.99               0.00       98,541.61        63,231.65       35,309.96         8,839,308.03
Sep-04-01      8,839,308.03               0.00       98,541.61        62,980.07       35,561.54         8,803,746.49
Oct-04-01      8,803,746.49               0.00       98,541.61        62,726.69       35,814.92         8,767,931.57
Nov-04-01      8,767,931.57               0.00       98,541.61        62,471.51       36,070.10         8,731,861.48
Dec-04-01      8,731,861.48               0.00       98,541.61        62,214.51       36,327.10         8,695,534.38
                                 -------------    ------------       ----------      ----------
                                          0.00    1,182,499.34       763,142.42      419,356.92


              STARTING                     DEBT                                   ENDING
   DATE       BALANCE         TAKEDOWNS    SERVICE     INTEREST      PRINCIPAL    BALANCE
Jan-04-02    8,699,534.38        0.00     98,541.61    61,555.68     36,585.93  8,658,948.45
Feb-04-02    8,658,948.45        0.00     98,541.61    61,695.01     36,845.60  8,622,101.84
Mar-04-02    8,622,101.84        0.00     98,541.61    61,432.48     37,109.14  8,584,992.71
Apr-04-02    8,584,992.71        0.00     98,541.61    61,168.07     37,373.54  8,547,619.17
May-04-02    8,547,619.17        0.00     98,541.61    60,901.79     37,639.82  8,509,979.35
Jun-04-02    8,509,979.35        0.00     98,541.61    60,633.60     37,908.01  8,472,071.34
Jul-04-02    8,472,071.34        0.00     98,541.61    60,363.51     38,178.10  8,433,893.23
Aug-04-02    8,433,893.23        0.00     98,541.61    60,091.49     38,450.12  8,395,443.11
Sep-04-02    8,395,443.11        0.00     98,541.61    59,817.53     38,724.08  8,356,719.03
Oct-04-02    8,356,719.03        0.00     98,541.61    59,541.62     38,999.99  8,317,719.04
Nov-04-02    8,317,719.04        0.00     98,541.61    59,263.75     39,277.86  8,278,441.18
Dec-04-02    8,278,441.18        0.00     98,541.61    58,983.89     39,557.72  8,238,883.46
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   725,848.42    456,650.91

Jan-04-03    8,238,883.46        0.00     98,541.61    58,702.04     39,839.57  8,199,043.90
Feb-04-03    8,199,043.90        0.00     98,541.61    58,418.19     40,123.42  8,158,920.47
Mar-04-03    8,158,920.47        0.00     98,541.61    58,132.31     40,409.30  8,118,511.17
Apr-04-03    8,118,511.17        0.00     98,541.61    57,844.39     40,697.22  8,077,813.95
May-04-03    8,077,813.95        0.00     98,541.61    57,554.42     40,987.19  8,036,826.76
Jun-04-03    8,036,826.76        0.00     98,541.61    57,262.39     41,279.22  7,995,547.54
Jul-04-03    7,995,547.54        0.00     98,541.61    56,968.28     41,573.34  7,953,974.21
Aug-04-03    7,953,974.21        0.00     98,541.61    56,672.07     41,869.55  7,912,104.66
Sep-04-03    7,912,104.66        0.00     98,541.61    56,373.75     42,167.87  7,869,936.80
Oct-04-03    7,869,936.80        0.00     98,541.61    56,073.30     42,468.31  7,827,468.49
Nov-04-03    7,827,468.49        0.00     98,541.61    55,770.71     42,770.90  7,784,697.59
Dec-04-03    7,784,697.59        0.00     98,541.61    55,465.97     43,075.64  7,741,621.95
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   685,237.82    497,261.52

Jan-04-04    7,741,621.95        0.00     98,541.61    55,159.06     43,382.55  7,698,239.39
Feb-04-04    7,698,239.39        0.00     98,541.61    54,849.96     43,691.66  7,654,547.74
Mar-04-04    7,654,547.74        0.00     98,541.61    54,538.65     44,002.96  7,610,544.78
Apr-04-04    7,610,544.78        0.00     98,541.61    54,225.13     44,316.48  7,566,228.30
May-04-04    7,566,228.30        0.00     98,541.61    53,909.38     44,632.23  7,521,596.06
Jun-04-04    7,521,596.06        0.00     98,541.61    53,591.37     44,950.24  7,476,645.82
Jul-04-04    7,476,645.82        0.00     98,541.61    53,271.10     45,270.51  7,431,375.31
Aug-04-04    7,431,375.31        0.00     98,541.61    52,948.55     45,593.06  7,385,782.25
Sep-04-04    7,385,782.25        0.00     98,541.61    52,623.70     45,917.91  7,339,864.34
Oct-04-04    7,339,864.34        0.00     98,541.61    52,296.53     46,245.08  7,293,619.26
Nov-04-04    7,293,619.26        0.00     98,541.61    51,967.04     46,574.57  7,247,044.69
Dec-04-04    7,247,044.69        0.00     98,541.61    51,635.19     46,906.42  7,200,138.27
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   641,015.66    541,483.68

Jan-04-05    7,200,138.27        0.00     98,541.61    51,300.98     47,240.63  7,152,897.64
Feb-04-05    7,152,897.64        0.00     98,541.61    50,964.40     47,577.22  7,105,320.43
Mar-04-05    7,105,320.43        0.00     98,541.61    50,625.41     47,916.20  7,057,404.22
Apr-04-05    7,057,404.22        0.00     98,541.61    50,284.01     48,257.61  7,009,146.62
May-04-05    7,009,146.62        0.00     98,541.61    49,940.17     48,601.44  6,960,545.18
Jun-04-05    6,960,545.18        0.00     98,541.61    49,593.88     48,947.73  6,911,597.45
Jul-04-05    6,911,597.45        0.00     98,541.61    49,245.13     49,296.48  6,862,300.97
Aug-04-05    6,862,300.97        0.00     98,541.61    48,893.89     49,647.72  6,812,653.25
Sep-04-05    6,812,653.25        0.00     98,541.61    48,540.15     50,001.46  6,762,651.79
Oct-04-05    6,762,651.79        0.00     98,541.61    48,183.89     50,357.72  6,712,294.08
Nov-04-05    6,712,294.08        0.00     98,541.61    47,825.10     50,716.52  6,661,577.56
Dec-04-05    6,661,577.56        0.00     98,541.61    47,463.74     51,077.87  6,610,499.69
                                 ----  ------------   ----------    ----------
                                 0.00  1,182,499.34   592,860.76    589,638.58


            STARTING                        DEBT                                         ENDING
   DATE     BALANCE           TAKEDOWNS     SERVICE        INTEREST        PRINCIPAL     BALANCE
Jan-04-06  6,610,499.69          0.00       98,541.61       47,099.81       51,441.80  6,559,057.89
Feb-04-06  6,559,057.89          0.00       98,541.61       46,733.29       51,808.32  6,507,249.57
Mar-04-06  6,507,249.57          0.00       98,541.61       46,364.15       52,177.46  6,455,072.11
Apr-04-06  6,455,072.11          0.00       98,541.61       45,992.39       52,549.22  6,402,522.88
May-04-06  6,402,522.88          0.00       98,541.61       45,617.98       52,923.64  6,349,599.25
Jun-04-06  6,349,599.25          0.00       98,541.61       45,240.89       53,300.72  6,296,298.53
Jul-04-06  6,296,298.53          0.00       98,541.61       44,861.13       53,680.48  6,242,618.05
Aug-04-06  6,242,618.05          0.00       98,541.61       44,478.65       54,062.96  6,188,555.09
Sep-04-06  6,188,555.09          0.00       98,541.61       44,093.46       54,448.16  6,134,106.93
Oct-04-06  6,134,106.93          0.00       98,541.61       43,705.51       54,836.10  6,079,270.83
Nov-04-06  6,079,270.83          0.00       98,541.61       43,314.80       55,226.81  6,024,044.03
Dec-04-06  6,024,044.03          0.00    6,066,965.34       42,921.31    6,024,044.03          0.00
                        -------------   -------------    ------------   -------------
                                 0.00    7,150,923.07      540,423.38    6,610,499.69


TOTAL                   10,000,000.00   15,581,325.37    5,581,325.37   10,000,000.00
                        =============   =============    ============   =============